SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRISTAR AEROSPACE

          GABELLI FOUNDATION
                                12/06/99           11,000-            9.5000
          GAMCO INVESTORS, INC.
                                12/06/99          106,000-            9.5000
          GABELLI ASSOCIATES LTD
                                12/06/99          300,000-            9.5000
          GABELLI FUND LDC
                                12/06/99           10,000-            9.5000
          GABELLI ASSOCIATES FUND
                                12/06/99          488,500-            9.5000
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                12/06/99          397,100-            9.5000
               THE GABELLI ABC FUND
                                12/06/99          145,000-            9.5000

















          (1) THE TRANSACTIONS ON 12/06/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.

          (2) PRICE EXCLUDES COMMISSION.